Exhibit 99.1

CD International Enterprises Acquires 100% Equity Interest of China Manor Assets Investment Management Company, Limited

DEERFIELD BEACH, FL- March 9, 2016 - CD International Enterprises, Inc. (“CD International”) (OTC: CDII), a U.S.-based company that sources industrial commodities and provides business and management corporate consulting services, today announced that it has entered into an agreement to acquire 100% ownership in equity interest in China Manor Assets Investment Management Company, Limited, a Cayman Islands corporation (“CMAIM”).

Under the terms of the agreement, the Company acquired 100% equity interest in CMAIM for an aggregate purchase price of $5 million based on the initial registered capital for CMAIM’s wholly-owned subsidiary in China.  CDII will issue to CMAIM’s shareholder 1,670,000 shares of company’s Series G Convertible Preferred Stock with a total market value at $5 million. The preferred stock can be converted to Company’s common stock only upon a listing of the Company’s common stock on NYSE or NASDAQ.  The convertible ratio is one share of the preferred stock to one thousand shares of Company’s common stock.

CMAIM owns 100% equity ownership of Shenzhen Tianron Finance Leasing Company, Limited, a Chinese limited liability company based in Shenzhen, China (“STRFL”).  CMAIM is doing business through STRFL in the areas of financing, investment and business management in the industries of biotechnology, high-tech, media, agriculture, and health care.

CMAIM management believes its business has substantial growth in earnings in the next two years.  CMAIM management forecasts $2 million to 3 million in net income in the fiscal year of 2016 ended September 30, 2016, $5 million to $7 million in net income in the fiscal year of 2017 ended September 30, 2017, and $8 million to $12 million in net income in the fiscal year of 2018 ended September 30, 2018.

Commenting on the acquisition, Dr. James Wang, Chairman and CEO of CD International said “We are very excited to complete this important acquisition.  Management believes that the acquisition will substantially accelerate earning growth and build a solid base for the future.  In addition, the acquisition will provide working capital for our mineral trading business.  We believe we have navigated through a tremendously challenging period for CD International over the past several years and we are now poised to move into a new growth phase.  We intend to work diligently to achieve that growth on all fronts to create substantial value for our shareholders for years to come.”

About CD International Enterprises, Inc.

CD International Enterprises, Inc. (OTCQB: CDII), is a U.S.-based company that sources industrial commodities and provides business and management corporate consulting services.  For more information about CD International, please visit http://www.cdii.net.

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, CD International Enterprises, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

Contact:

CD International Enterprises, Inc.
Peisha Shen
Phone: 1-954-363-7333, Ext. 325
Email: peisha.shen@cdii.net